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                                                                   EXHIBIT 12.1


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SCHEDULE ON RATIO OF EARNINGS TO FIXED CHARGES

                                                     2003       2002        2001        2000       1999
                                                   ----------------------------------------------------
                                                    US$'M      US$'M       US$'M       US$'M      US$'M
Income before tax                                   406.5      398.4        13.0        40.8      (62.7)
Profit from associates                               (1.0)        --          --         0.8        0.5
Fixed charges                                         5.1        5.4         2.1         3.4        7.8
Distributed income of equity investments              1.9         --          --          --         --
                                                   ----------------------------------------------------
NET EARNINGS                                        412.5      403.8        15.1        45.0      (54.4)
                                                   ----------------------------------------------------


FIXED CHARGES
Interest paid                                         4.8        5.2         1.9         3.2        7.6
Interest portion of rent                              0.3        0.2         0.2         0.2        0.2
                                                   ----------------------------------------------------
FIXED CHARGES                                         5.1        5.4         2.1         3.4        7.8
                                                   ----------------------------------------------------

RATIO                                                80.9       74.8         7.2        13.0         --
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